Exhibit 99.1

TREE.COM REPORTS RECORD RESULTS; RAISES 2014 GUIDANCE

•	Revenue of $41.3 million; up 11% over third quarter 2013

•	Record Variable Marketing Margin of $16.7 million; up 11% over third quarter 2013

•	Net Income from Continuing Operations of $0.6 million

•	Adjusted EBITDA of $5.8 million; up 7% over third quarter 2013

•	Net Income per Diluted Share from Continuing Operations of $0.05; Adjusted Net Income per Share of $0.41

•	Personal loan marketplace continues significant growth, exceeding $1.9 million of revenue in October

•	Raising full-year 2014 revenue and adjusted EBITDA guidance

CHARLOTTE, NC - November 6, 2014 - Tree.com, Inc. (NASDAQ: TREE), operator of LendingTree.com, the nation's leading online source for competitive loan offers, today announced results for its fiscal third quarter ended September 30, 2014.
"In another record-breaking quarter for Tree.com, we produced record variable marketing margin and delivered solidly on our guidance," said Doug Lebda, Chairman & CEO of Tree.com. "We once again out-performed the overall mortgage market and continued to successfully scale our non-mortgage businesses, resulting in substantial revenue growth in those areas. Our extension of the iconic LendingTree brand across multiple highly relevant lending verticals is providing both focused diversification and meaningful growth."
"Revenue from our non-mortgage products grew 111% from the same period last year and now represents 23% of our total revenue, compared with 12% in the prior year period. Remarkably, Q3 represents the third consecutive quarter of triple digit year-over-year growth in our non-mortgage products revenue. Our personal loan marketplace flourished in the third quarter and produced more than $1.9 million of revenue in the month of October. In addition, early traction with the new My LendingTree personalization platform is encouraging, as more than 200 thousand users have enrolled and received free credit scores. Early indications in terms of user growth, repeat usage and monetization suggest we have a tremendous opportunity to engage with consumers in an ongoing and meaningful way."

Third Quarter 2014 Business Highlights

•
Continued the trend of outpacing the overall mortgage market, as revenue from mortgage products declined 3% in the third quarter over the same period last year, while total mortgage originations fell 31%, according to industry estimates. Like prior quarters, the company undertook specific initiatives to manage to variable marketing margin instead of top-line revenue growth, which helped to produce the record variable marketing margin of $16.7 million, up 11% over third quarter 2013.

•
Record revenue from non-mortgage products of $9.3 million in the third quarter reflects an increase of 111% over the third quarter 2013 and represents 23% of total revenue, a record contribution level.

•	LendingTree's personal loan offering continued to scale and in the month of October surpassed $1.9 million in revenue, up nearly ten-fold vs. early 2014 levels.

•	More than 200 thousand consumers have enrolled in My LendingTree, received free credit scores and begun to receive savings alerts.

•	Launched small business loan marketplace in July; five leading alternative lenders currently active with more anticipated in Q4.

Tree.com Selected Financial Metrics
(In millions, except per share amounts)

			Q/Q		Y/Y
	Q3 2014	Q2 2014	% Change	Q3 2013	% Change
Revenue by Product
Mortgage Products (1)	$32.0	$34.7	(8)%	$33.0	(3)%
Non-Mortgage Products (2)	9.3	7.5	24%	4.4	111%
Total Revenue	$41.3	$42.1	(2)%	$37.3	11%
Non-Mortgage % of Total	23%	18%		12%

Selling and Marketing Expense
Exchanges Marketing Expense (3)	$24.6	$26.4	(7)%	$22.3	10%
Other Marketing	2.6	2.6	—%	2.5	4%
Selling and Marketing Expense	$27.2	$29.0	(6)%	$24.8	10%

Variable Marketing Margin (4)	$16.7	$15.8	6%	$15.1	11%
Variable Marketing Margin % of Revenue	40%	37%		40%

Net Income (Loss) from Continuing Operations	$0.6	$2.7	(78)%	$0.3	100%
Net Income (Loss) from Cont. Ops. % of Revenue	1%	6%		1%

Net Income (Loss) per Share from Cont. Ops.
Basic	$0.05	$0.24	(79)%	$0.03	67%
Diluted	$0.05	$0.23	(78)%	$0.03	67%

Adjusted EBITDA (5)	$5.8	$5.5	5%	$5.4	7%
Adjusted EBITDA % of Revenue (5)	14%	13%		14%

Adjusted Net Income (5)	$4.9	$4.6	7%	$4.5	9%

Adjusted Net Income per Share (5)	$0.41	$0.39	5%	$0.39	5%

(1)	Includes the purchase mortgage, refinance mortgage and rate table products.
(2)	Includes the home equity, reverse mortgage, personal loan, auto, education, home services, insurance and personal credit products.
(3)
Defined as the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses, which excludes overhead, fixed costs and personnel-related expenses.

(4)	Defined as revenue minus Exchanges marketing expense and is considered an operating metric.
(5)
Adjusted EBITDA, adjusted EBITDA % of revenue, adjusted net income and adjusted net income per share are non-GAAP measures. Please see "Tree.com's Reconciliation of Non-GAAP Measures to GAAP" and "Tree.com's Principles of Financial Reporting" below for more information.

Third Quarter 2014 Financial and Operating Highlights

•	Third quarter 2014 revenue of $41.3 million represents an increase of $4.0 million, or 11%, over revenue in the third quarter 2013.

•	Variable marketing margin of $16.7 million in the third quarter 2014 is a record and represents an increase of $1.6 million, or 11%, over third quarter 2013.

•	Adjusted EBITDA of $5.8 million reflects an increase of $0.4 million, or 7%, over third quarter 2013.

•
Working capital was $63.4 million at September 30, 2014. Working capital is calculated as current assets (including unrestricted and restricted cash) minus current liabilities (including loan loss reserves).

•	During the quarter, the Company purchased a total of 38,645 shares of its stock for approximately $1.0 million.

Business Outlook - 2014
Tree.com is providing revenue, variable marketing margin and Adjusted EBITDA guidance for full-year 2014, with fourth quarter implied, as follows:

For full year 2014:

•
Tree.com is increasing its full year 2014 revenue guidance to $164.0 - 166.0 million, up from previous guidance of $160.1 - $164.3 million. This revised outlook implies fourth quarter revenue in the range of $40.5 - $42.5 million.

•	Variable Marketing Margin is anticipated to be $63.0 - $65.0 million, implying fourth quarter VMM in the range of $15.3 - $17.3 million.

•
Full-year 2014 adjusted EBITDA is now anticipated to be in the range of $20.5 - $21.5 million, up from previous guidance of $20.0 - $21.0 million. Fourth quarter adjusted EBITDA is implied to be in the range of $4.7 - $5.7 million.

Quarterly Conference Call
A conference call to discuss Tree's third quarter 2014 financial results will be webcast live today, November 6, 2014 at 11:00 AM Eastern Time (ET). The live audiocast is open to the public and will be available on Tree's investor relations website at http://investor-relations.tree.com/. The call may also be accessed toll-free via phone at (877) 606-1416. Callers outside the United States and Canada may dial (707) 287-9313. Following completion of the call, a recorded replay of the webcast will be available on Tree's investor relations website until 11:59 PM ET on Tuesday, November 11, 2014. To listen to the telephone replay, call toll-free (855) 859-2056 with passcode #25594305. Callers outside the United States may dial (404) 537-3406 with passcode #25594305.

TREE.COM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(In thousands, except per share amounts)
Revenue	$41,306	$37,343	$123,486	$102,829
Costs and expenses:
Cost of revenue (exclusive of depreciation) (1)	2,110	1,733	5,670	5,039
Selling and marketing expense (1)	27,168	24,832	83,581	68,473
General and administrative expense (1)	6,590	5,610	18,201	17,817
Product development (1)	1,658	1,217	5,416	3,914
Depreciation	840	891	2,541	2,648
Amortization of intangibles	41	33	96	119
Restructuring and severance	7	(70)	232	76
Litigation settlements and contingencies	2,338	2,875	10,430	6,812
Total costs and expenses	40,752	37,121	126,167	104,898
Operating income (loss)	554	222	(2,681)	(2,069)
Other income (expense):
Interest expense	(1)	(4)	(1)	(18)
Income (loss) before income taxes	553	218	(2,682)	(2,087)
Income tax benefit	2	98	86	97
Net income (loss) from continuing operations	555	316	(2,596)	(1,990)
Discontinued operations:
Gain from sale of discontinued operations, net of tax	—	—	—	10,101
Loss from operations of discontinued operations, net of tax	(174)	(529)	(3,679)	(3,962)
Income (loss) from discontinued operations	(174)	(529)	(3,679)	6,139
Net income (loss)	$381	$(213)	$(6,275)	$4,149

Weighted average shares outstanding:
Basic	11,182	11,017	11,180	11,039
Diluted	11,836	11,720	11,180	11,039
Income (loss) per share from continuing operations:
Basic	$0.05	$0.03	$(0.23)	$(0.18)
Diluted	$0.05	$0.03	$(0.23)	$(0.18)
Income (loss) per share from discontinued operations:
Basic	$(0.02)	$(0.05)	$(0.33)	$0.56
Diluted	$(0.01)	$(0.05)	$(0.33)	$0.56
Income (loss) per share attributable to common shareholders:
Basic	$0.03	$(0.02)	$(0.56)	$0.38
Diluted	$0.03	$(0.02)	$(0.56)	$0.38
(1) Amounts include non-cash compensation, as follows:
Cost of revenue	$11	$4	$24	$9
Selling and marketing expense	205	242	664	765
General and administrative expense	1,292	976	3,281	2,885
Product development	278	190	854	619

TREE.COM, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2014	December 31, 2013
	(in thousands, except par value and share amounts)
ASSETS:
Cash and cash equivalents	$83,631	$91,667
Restricted cash and cash equivalents	21,874	26,017
Accounts receivable (net of allowance of $430 and $408, respectively)	13,816	12,850
Prepaid and other current assets	1,620	1,689
Current assets of discontinued operations	125	521
Total current assets	121,066	132,744
Property and equipment (net of accumulated depreciation of $20,290 and $18,008, respectively)	5,561	5,344
Goodwill	3,632	3,632
Intangible assets, net	11,588	10,684
Other non-current assets	102	111
Non-current assets of discontinued operations	100	129
Total assets	$142,049	$152,644

LIABILITIES:
Accounts payable, trade	$2,263	$4,881
Accrued expenses and other current liabilities	23,614	23,314
Current liabilities of discontinued operations	31,782	32,004
Total current liabilities	57,659	60,199
Other non-current liabilities	—	334
Deferred income taxes	4,847	4,849
Non-current liabilities of discontinued operations	215	254
Total liabilities	62,721	65,636
SHAREHOLDERS' EQUITY:
Preferred stock $.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock $.01 par value; 50,000,000 shares authorized; 12,793,114 and 12,619,835 shares issued, respectively, and 11,326,337 and 11,250,903 shares outstanding, respectively	128	126
Additional paid-in capital	908,288	907,148
Accumulated deficit	(813,808)	(807,533)
Treasury stock 1,466,777 and 1,368,932 shares, respectively	(15,280)	(12,733)
Total shareholders' equity	79,328	87,008
Total liabilities and shareholders' equity	$142,049	$152,644

TREE.COM'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Below is a reconciliation of adjusted EBITDA and adjusted net income to net income from continuing operations, adjusted EBITDA % of revenue to net income from continuing operations % of revenue and adjusted net income per share to net income per diluted share from continuing operations. See "Tree.com's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	September 30, 2014	June 30, 2014	September 30, 2013

Adjusted EBITDA	$5,791	$5,520	$5,364
Adjusted EBITDA % of revenue	14%	13%	14%
Adjustments to reconcile to net income from continuing operations:
Depreciation	(840)	(946)	(891)
Amortization of intangibles	(41)	(27)	(33)
Interest income (expense)	(1)	—	(4)
Income tax benefit (provision)	2	83	98
Adjusted net income	4,911	4,630	4,534

Non-cash compensation	(1,786)	(1,421)	(1,412)
Loss on disposal of assets	(185)	(44)	(1)
Acquisition expense	(40)	(74)	—
Restructuring and severance	(7)	(23)	70
Litigation settlements and contingencies (1)	(2,338)	(385)	(2,875)
Net income from continuing operations	$555	$2,683	$316
Net income from continuing operations % of revenue	1%	6%	1%

Adjusted net income per share	$0.41	$0.39	$0.39
Adjustments to reconcile adjusted net income to net income from continuing operations	$(0.36)	$(0.16)	$(0.36)
Adjustments to reconcile effect of dilutive securities	$—	$—	$—
Net income per diluted share from continuing operations	$0.05	$0.23	$0.03

Adjusted weighted average diluted shares outstanding	11,836	11,849	11,720
Effect of dilutive securities	—	—	—
Weighted average diluted shares outstanding	11,836	11,849	11,720
Effect of dilutive securities	654	635	703
Weighted average basic shares outstanding	11,182	11,214	11,017

(1)	Includes legal fees for certain patent litigation.

TREE.COM’S PRINCIPLES OF FINANCIAL REPORTING

Tree.com reports Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for certain items discussed below ("Adjusted EBITDA"), Adjusted EBITDA % of revenue, adjusted net income and adjusted net income per share as supplemental measures to GAAP.

Adjusted EBITDA and Adjusted EBITDA % of revenue are primary metrics by which Tree.com evaluates the operating performance of its businesses, on which its marketing expenditures and internal budgets are based and, in the case of adjusted EBITDA, by which management and many employees are compensated. Tree.com believes that investors should have access to the same set of tools that it uses in analyzing its results. Tree.com believes that adjusted net income and adjusted net income per share are useful financial indicators that provide a different view of the financial performance of the Company than adjusted EBITDA (the primary metric by which Tree.com evaluates the operating performance of its businesses) and the GAAP measures of net income (loss) from continuing operations and GAAP income (loss) per diluted share.

Adjusted net income and adjusted net income per share supplement GAAP income (loss) from continuing operations and GAAP income (loss) per diluted share by enabling investors to make period to period comparisons of those components of the nearest comparable GAAP measures that management believes better reflect the underlying financial performance of the Company’s business operations during particular financial reporting periods. Adjusted net income and adjusted net income per share exclude certain amounts, such as non-cash compensation, loss on disposal of assets, acquisition expense, restructuring and severance, and litigation settlements and contingencies, which are recognized and recorded under GAAP in particular periods but which might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Tree.com provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measures set forth above. Tree.com is not able to provide a reconciliation of projected adjusted EBITDA to expected reported results due to the unknown effect, timing and potential significance of the effects of the wind-down of discontinued operations and tax considerations.

Definition of Tree.com's Non-GAAP Measures

EBITDA is defined as operating income or loss (which excludes interest expense and taxes) excluding amortization of intangibles and depreciation.

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash intangible asset impairment charges, (3) gain/loss on disposal of assets, (4) restructuring and severance expenses, (5) litigation settlements, contingencies and legal fees for certain patent litigation, (6) adjustments for acquisitions or dispositions, and (7) one-time items.

Adjusted net income is defined as net income (loss) from continuing operations excluding (1) non-cash compensation expense, (2) non-cash intangible asset impairment charges, (3) gain/loss on disposal of assets, (4) restructuring and severance expenses, (5) litigation settlements, contingencies and legal fees for certain patent litigation, (6) adjustments for acquisitions or dispositions, and (7) one-time items.

Adjusted net income per share is defined as adjusted net income divided by the adjusted weighted average diluted shares outstanding. In cases where the Company reported GAAP losses from continuing operations, the effects of potentially dilutive securities are excluded from the calculation of net loss per diluted share from continuing operations because their inclusion would have been anti-dilutive. In such instances where the Company reports GAAP net loss from continuing operations but reports positive non-GAAP adjusted net income, the effects of potentially dilutive securities are included in the denominator for calculating adjusted net income per share.

Tree.com endeavors to compensate for the limitations of these non-GAAP measures by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

One-Time Items

Adjusted EBITDA and adjusted net income are adjusted for one-time items, if applicable. Items are considered one-time in nature if they are non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. For the periods presented in this report, there are no adjustments for one-time items.

Non-Cash Expenses That Are Excluded From Tree.com's Adjusted EBITDA and Adjusted Net Income

Non-cash compensation expense consists principally of expense associated with the grants of restricted stock, restricted stock units and stock options. These expenses are not paid in cash and Tree.com includes the related shares in its calculations of fully diluted shares outstanding. Upon settlement of restricted stock units, exercise of certain stock options or vesting of restricted stock awards, the awards may be settled on a net basis, with Tree.com remitting the required tax withholding amounts from its current funds.

Amortization of intangibles are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives. Amortization of intangibles are only excluded from Adjusted EBITDA.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of Tree.com and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network lenders; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain customers in a cost-effective manner; ability to develop new products and services and enhance existing ones; competition; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network lenders or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2013 and our Quarterly Report on Form 10-Q for the period ended June 30, 2014, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

About Tree.com, Inc.
Tree.com, Inc. (NASDAQ: TREE) is the parent of several brands and businesses that provide information, tools, advice, products and services for critical transactions in consumers’ lives. Our family of brands includes: LendingTree®, LendingTreeAutosSM, LendingTree EducationSM and LendingTree HomeProsSM. Together, these brands serve as an ally for consumers who are looking to comparison shop for loans, autos, education, home services and other services from multiple businesses and professionals who will compete for their business.
Tree.com, Inc. is headquartered in Charlotte, NC and maintains operations solely in the United States. For more information, please visit www.tree.com.

Contacts:
Investor Relations
877-640-4856
tree.com-investor.relations@tree.com